Solesence, Inc. 8-K

Exhibit 10.2

THIRD AMENDMENT TO

AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

This Third Amendment is dated as of May 27, 2025 and is by and between SOLÉSENCE, INC., a Delaware corporation (F/K/A NANOPHASE TECHNOLOGIES CORPORATION) (“Borrower”) in favor of BEACHCORP, LLC, a Delaware limited liability company (“Lender”) and amends that certain Amended and Restated Business Loan Agreement dated as of January 28, 2022 between Borrower and Lender (as amended from time to time, the “Loan Agreement”).

1.           Borrower and Lender hereby agree to amend the Loan Agreement as follows:

“(c)        Revolving Loans. Lender will make Loans on a revolving basis (individually a “Revolving Loan” and collectively the “Revolving Loans”) to Borrower until the Revolving Maturity Date in such amounts as Borrower may request in accordance with this Agreement; provided that the aggregate outstanding principal amount of Revolving Loans may not exceed at any time the lesser of (i) the $12,000,000.00 and (ii) the Borrowing Base. Each Revolving Loan shall be in the minimum amount of $10,000.00. Borrower shall pay interest on the Loans in accordance with Section 1.5 hereof, with payment thereof in arrears to be made on the last day of each calendar quarter, with the first such payment due on June 30, 2025. Each Revolving Loan shall be repaid in full on the sooner of (a) a determination that the Revolving Loans exceed the Borrowing Base, and (b) the Revolving Maturity Date. The Revolving Loans shall be evidenced by the Revolving Note. The Revolving Loans may be prepaid at any time without penalty or fee.”

(b)          Section 7.1 is hereby amended by amending the definition of “Revolving Maturity Date” in its entirety to read as follows:

“Revolving Maturity Date. The words “Revolving Maturity Date” mean April 30, 2027.”

(c)          Section 7.1 is hereby amended by amending the definition of “Revolving Note” in its entirety to read as follows:

“Revolving Note. The words “Revolving Note” mean the Second Replacement Promissory Note (Revolving Note-AR) from Borrower to Lender dated as of May 27, 2025 in the principal amount of $12,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note.”

2.           Borrower represents to the Lender that it has no defenses, setoffs, claims or counterclaims of any kind or nature whatsoever against Lender in connection with the Loan Agreement or any Related Documents (as defined therein (collectively with the Loan Agreement, the “Loan Documents”), and any amendments to said documents or any action taken or not taken by the Lender with respect thereto or with respect to the collateral. Without limiting the generality of the foregoing, Borrower hereby releases and forever discharges Lender, its affiliates, and each of its officers, managers, agents, employees, attorneys, insurers, successors and assigns, from any and all liabilities, or causes of action, known or unknown, arising out of any action or inaction with respect to the Loan Documents.

3.           Except as modified hereby, the Loan Agreement is hereby ratified and affirmed in all respects.

SOLÉSENCE, INC.		BEACHCORP, LLC
(F/K/A NANOPHASE TECHNOLOGIES CORPORATION)

By:	/S/ JESS JANKOWSKI	By:	/S/ BRADFORD T. WHITMORE
	Jess Jankowski		Bradford T. Whitmore
	President & Chief Executive Officer		Manager

Acknowledged:

SOLÉSENCE, LLC

By:	/S/ JESS JANKOWSKI
Name:	Jess Jankowski
Its:	President & Chief Executive Officer